Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment to Registration Statement No. 333-262035 on Form N-2 of our report dated April 4, 2022, relating to the financial statement of BlackRock Private Credit Fund (the “Fund”) as of March 18, 2022, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

May 20, 2022